UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2007

ENERGTEK INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51249	42-1708652
(Commission File Number)	(IRS Employer Identification No.)

26 East Hawthorne Avenue
Valley Stream, NY 11580
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Ukcyl Ltd., a Ukrainian limited liability company, is a wholly-owned subsidiary of Primecyl LLC, which is a wholly-owned subsidiary of Energtek Inc. On April 17, 2007, Ukcyl Ltd. entered into a Purchase Agreement with Pavlograd Plant for Technological Equipment, a Ukrainian limited liability company (“Pavlograd”). Pursuant to such agreement, Pavlograd agreed to sell to Ukcyl Ltd. certain machinery. The aggregate purchase price to be paid by Ukcyl Ltd. to Pavlograd for such machinery is approximately $343,000. Such purchase price will be paid as follows: $160,000 is to be paid in the period April - June 30, 2007, and an additional $183,000 is to be paid in the period July - December 2007. Pursuant to such agreement, Ukcyl Ltd. has an option to order additional machinery at a purchase price equal to $220,000.

Ukcyl Ltd has undertaken the following obligations:
1.	To perform timely payments in accordance with the agreement;
2.
In case of default of timely payments for more than 5 days, to pay a penalty that is presently approximately 0.06% of the amount in default per each day that such default continues (This rate may vary according to a reference rate published by the National Bank of Ukraine.);

3.	To supply 2 pipes (of 22 - 25 meters each) for the tests of the machines to take place in the plant of Pavlograd;
4.	To prepare the required infrastructure for installation and start-up of the machines on the plant of Ukcyl Ltd. (according to the detailed technical description provided by Pavlograd);
5.	To receive the machines from Pavlograd not later then 10 days from the written notice that the equipment is ready; and
6.	To transport the machines to the plant of Ukcyl Ltd. Ukcyl Ltd. is responsible for the machinery after receiving it on the plant of Pavlograd.

Section 8 - Other Events

Item 8.01 Other Events

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 8.01.

Energtek Inc. has determined to lend to its wholly-owned subsidiary, Primecyl LLC, approximately $310,000 during April-May 2007.  Such funds will be used by Primecyl LLC for the purpose of paying the purchase price of the machinery purchased by Ukcyl Ltd. pursuant to Purchase Agreement described above under Item 1.01, for the purchase of additional assets, and for the payment of operating expenses and other expenses incurred in the development of the business of Primecyl LLC and Ukcyl Ltd. In addition, Energtek Inc. has determined to allocate an additional $183,000 to be lent to Primecyl LLC during July - December 2007 for the payment of the amounts due under the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGTEK INC.

Date: April 23, 2007	By:	/s/ Doron Uziel
Name: Doron Uziel
Title: President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer